Exhibit 1.06

Investor Relations	Media Relations
Monish Bahl	Lorretta Gasper
CDC Corporation	CDC Software
678-259-8510	678-259-8631
mbahl@cdcsoftware.com	lgasper@cdcsoftware.com
CDC Software Completes Acquisitions of Truition and gomembers
SHANGHAI, ATLANTA, Dec. 02, 2009 — CDC Software Corporation (NASDAQ: CDCS), a global provider of enterprise software applications and services, today announced it completed the acquisitions of Truition Inc., a leading on-demand e-Commerce platform provider for retailers and brand manufacturers, and gomembers, a leading provider of software as a service (SaaS) and on-premise solutions for the Not-For-Profit (NFP) and Non-Governmental Organizations (NGO) market.
As previously announced, these acquisitions are at the center of CDC Software’s “roll-up strategy” to capitalize on the growing on-demand software market. The Company believes that the products from these acquisitions will complement CDC Software’s on-premise solutions in key verticals that include NFP/NGO, retail, financial services, consumer electronics, apparel, consumer packaged goods (CPG), travel/leisure/loyalty and sports/entertainment. With these acquisitions, CDC Software can offer customers multiple deployment options, such as on demand, on-premise and hybrid, a blend of on-premise and on demand solutions, that best fit their business requirements.
Specifically, the Truition acquisition is expected to open up the business to consumer market (B2C) for CDC Software solutions, as well as help position CDC Software at the forefront of the enterprise market with its ability to offer an end-to-end supply chain execution solution — from raw materials to the end consumer. Founded in 1998, Toronto, Canada based Truition has delivered SaaS e-commerce solutions to more than 150 customers in 10 countries that include Sirius XM Satellite Radio, Dell Financial Services, Fujitsu, Philips, Major League Baseball, Wolford, Genco, American Airlines, National Football League (NFL), National Basketball Association (NBA), Sears, Starwood, United Airlines and National Hockey League (NHL), to name a few.
Founded in 1996, gomembers delivers enterprise solutions to more than 150 customers, utilizing more than 1,500 seats, that include trade groups, professional societies, medical-based not-for-profit organizations, associations, hospitals, colleges and universities, certification bodies, fundraising groups, individual member-based groups, NFP management companies and donor-based organizations. Its customers can automate constituent communications and development, member services, constituent-to-constituent collaboration, ERP, CRM, financial management, transaction processing and e-commerce all from a single platform. Customers include: The Armed Forces Communications and Electronics Association International, Water Research Foundation, University of Iowa and The United States Conference of Catholic Bishops, to name a few.
“We are excited to complete these two SaaS acquisitions which we believe will be earnings accretive immediately and hold a compelling valuation,” said Peter Yip, CEO of CDC Software. “Truition and gomembers will help us gain strong traction in the growing SaaS market. Truition, in particular, is expected to open up the B2C market for our solutions while we believe gomembers will help position us as a leading SaaS player in the NFP/NGO market. From a revenue perspective, we believe these acquisitions offer numerous cross-sell opportunities with our CDC solutions.
“We believe customers of these acquired companies will also benefit significantly from the combination of their existing solutions and CDC Software’s compelling global technology and business platform. This technology and business platform features an infrastructure of multiple complementary applications and services, domain expertise in vertical markets, cost effective product engineering centers in India and China and a worldwide network of direct sales and channel operations. We believe our global platform is also a key reason why we have successfully integrated acquisitions that have resulted in a deeper and broader product portfolio, expanded geographic reach, and increased vertical expertise.”
These acquisitions mark the latest of previously announced acquisition plans undertaken by CDC Software. Last quarter, CDC Software completed the acquisition of WKD Solutions Ltd., a leading provider of supply chain event management solutions marketed under the brand Categoric. Last month, CDC Software completed the acquisition of Activplant, an enterprise manufacturing intelligence solution provider, that helps solidify CDC Factory’s leadership in the packaged manufacturing operations management (MOM) market.

About CDC Software
CDC Software (NASDAQ: CDCS), The Customer-Driven Company™, is a provider of enterprise software applications and services designed to help organizations deliver a superior customer experience, while increasing efficiencies and profitability. CDC Software provides customers with maximum flexibility in their solutions through multiple deployment options which best fit their business needs. Leveraging a service-oriented architecture (SOA), CDC Software offers multiple delivery options for their solutions such as on-premise, cloud-based or hybrid (blending of the two options) deployment offerings. CDC Software’s product suite includes: CDC Factory (manufacturing operations management), Activplant (enterprise manufacturing intelligence), CDC Ross ERP (enterprise resource planning), CDC Supply Chain (supply chain management , warehouse management and order management),CDC X-alert (real-time supply chain event management), CDC Power (discrete ERP), CDC Pivotal CRM and Saratoga CRM (customer relationship management), CDC Respond (customer complaint and feedback management), c360 CRM add-on products, industry solutions and development tools for the Microsoft Dynamics CRM platform, CDC HRM (human resources) and business analytics solutions.
These industry-specific solutions are used by more than 6,000 customers worldwide within the manufacturing, financial services, health care, home building, real estate, wholesale and retail distribution industries. The company completes its offerings with a full continuum of services that span the life cycle of technology and software applications, including implementation, project consulting, technical support and IT consulting. For more information, please visit www.cdcsoftware.com.
About CDC Corporation
The CDC family of companies includes CDC Software (NASDAQ: CDCS) focused on enterprise software applications and services, CDC Global Services focused on IT consulting services, and outsourced R&D and application development, CDC Games focused on online games, and China.com China.com, Inc. (HKGEM:8006) focused on portals for the greater China markets. For more information about CDC Corporation (NASDAQ: CHINA), please visit www.cdccorporation.net.
Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements relating to our beliefs about CDC Software, Truition and gomembers, including our beliefs regarding the earnings-accretive nature of these acquisitions and the potential effects and expected benefits thereof, including the potential effects on our competitive position in the enterprise software, NFP/NGO and B2C markets, our beliefs regarding the accounting treatment and earnings accretive nature of these acquisitions, the benefits of these companies’ products to customers, our beliefs and third party beliefs regarding the SaaS market and its market conditions, our beliefs regarding our ability to integrate and leverage the products and solutions to be acquired through these acquisitions with our existing products and platform and the expected benefits thereof, our beliefs regarding the possible benefits of this acquisition for our cross-selling opportunities, market expansion, product offerings, and sales volumes, our expectations regarding the resumption and continuation of an acquisition business strategy and our continuation of a SaaS roll-up strategy, our expectations regarding our possible market share, uniqueness of our product offerings and ability to attain future expansion and success with customers of CDC Software, our beliefs regarding our ability to integrate these acquisitions into CDC Software, our belief regarding the existence and potential success of synergies between each of Truition and gomembers and CDC Software, our beliefs regarding our global scalable business and technology platform and other statements that are not historical fact, the achievement of which involve risks, uncertainties or assumptions. These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements including, among others: the conditions of the enterprise market and the ability of CDC Software and/or Tuition’s and gomembers’ products to address the business requirements of the market. Further information on risks or other factors that could cause results to differ is detailed in our filings or submissions with the United States Securities and Exchange Commission, and those of our ultimate parent company, CDC Corporation, located at www.sec.gov. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise. Historical results are not indicative of future performance.